Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

of

THE YANKEE CANDLE COMPANY, INC.

(amended and restated as of February 7, 2007)

ARTICLE I

Meetings of Shareholders

Section 1. Place. Meetings of the shareholders shall be held at the principal office of the Corporation or at such other place as may be named in the notice or shall be held solely by means of remote communication in accordance with Section 11 of this Article.

Section 2. Annual Meetings. The annual meeting of the shareholders shall be held at a time fixed by the directors. In the event that the annual meeting is not held at the time fixed in accordance with these Bylaws or the time for an annual meeting is not so fixed to be held within thirteen (13) months after the last annual meeting was held, a special meeting in lieu of the annual meeting may be held with all of the effect of an annual meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by the Articles of Organization, shall be for electing directors and for such other purposes as shall be specified in the notice for the meeting, and only business within such purposes may be conducted at the meeting.

Section 3. Special Meetings. Special meetings of the shareholders may be called by the president or by the directors, and shall be called by the secretary or, in case of the death, absence, incapacity or refusal of the secretary, by any other officer, if the holders of at least ten percent, or such lesser percentage as the Articles of Organization permit, of all the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date and deliver to the secretary one or more written demands for the meeting describing the purpose for which it is to be held. Only business within the purpose or purposes specified in the notice for the meeting may be conducted at a special shareholders’ meeting.

Section 4. Notice. A written notice of the date, place and hour of all meetings of the shareholders stating the purposes of the meeting shall be given by the secretary or an assistant secretary (or by any other officer who is entitled to call such a meeting) no fewer than seven (7) days nor more than sixty (60) days before the meeting to each shareholder entitled to vote thereat and, to the extent required by law or the Articles of Organization, to each shareholder who is entitled to such notice. If an annual or special meeting of the shareholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place, if any, is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting shall be given under this Section to persons who are shareholders as of the new record date. All notices to shareholders shall conform to the requirements of Article V.

Section 5. Waiver of Notice. Whenever notice of a meeting is required to be given to a shareholder by law, the Articles of Organization or these Bylaws, a written waiver thereof, executed before or after the meeting by such shareholder and filed with the records of the meeting, shall be deemed equivalent to such notice. A shareholder’s attendance at a meeting (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 6. Quorum.

(a) Unless otherwise provided by law, the Articles of Organization or these Bylaws, or in a resolution of the board of directors requiring a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on the matter by a voting group shall constitute a quorum of that voting group for action on that matter, but a smaller number may adjourn from time to time without further notice until a quorum is secured. As used in these Bylaws, a voting group includes all shares of one or more classes or series that, under the Massachusetts Business Corporation Act (as from time to time in effect and together with any successor statute, the “Act”) or the Articles of Organization, are entitled to vote and to be counted together collectively on a matter at a meeting of the shareholders.

(b) Shares once represented for any purpose at a meeting are deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (1) the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that such shares are to be deemed present, or (2) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting.

Section 7. Voting. Unless otherwise provided by law or the Articles of Organization, shareholders entitled to vote shall have one vote for each share owned by them and a proportionate vote for each fractional share. Shareholders may vote in person or may appoint a proxy to vote or otherwise act for him, her or its by signing an appointment form, either personally or by his, her or its attorney-in-fact. An appointment of proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for up to eleven (11) months from the date the shareholder signed the form or, if it is undated, from the date of its receipt by the officer or agent. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, within the meaning of the Act. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. The death or incapacity of the shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his, her or its authority under the appointment. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he, she or it did not know of its existence when he, she or it acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates. Subject to the provisions of Section 7.24 of the Act and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

Section 8. Action at Meeting. If a quorum of a voting group exists, favorable action on a matter, other than the election of directors, is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law, the Articles of Organization, these Bylaws or a resolution of the board of directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. No ballot shall be required for such election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

Section 9. Action by Consent.

(a) Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if the action is taken: (1) by all shareholders entitled to vote on the action or (2) to the extent permitted by the Articles of Organization, by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting. The action shall be evidenced by one or more written consents that describe the action taken, are signed by shareholders having the requisite votes, bear the date of the signatures of such shareholders, and are delivered to the Corporation for inclusion with the records of meetings within sixty (60) days of the earliest dated consent delivered to the Corporation as required by this Section. Such consents shall be treated for all purposes as a vote at a meeting.

(b) If action is to be taken pursuant to the consent of voting shareholders without a meeting, the Corporation, at least seven (7) days before the action pursuant to the consent is taken, shall give notice, which complies in form with the requirements of Article V, of the action (1) to shareholders who were not entitled to vote on such matter in any case where such notice would be required by law if the action were to be taken pursuant to a vote by voting shareholders at a meeting, and (2) if the action is to be taken pursuant to the consent of less than all the shareholders entitled to vote on the matter, to all shareholders entitled to vote who did not consent to the action. The notice shall contain, or be accompanied by, the same material that would have been required by law to be sent to shareholders in or with the notice of a meeting at which the action would have been submitted to the shareholders for approval.

Section 10. Record Date. The directors may fix the record date in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action. If a record date for a specific action is not fixed by the board of directors, and is not supplied by law, the record date shall be the close of business either on the day before the first notice is sent to shareholders, or, if no notice is sent, on the day before the meeting or, in the case of action without a meeting by written consent, the date the first shareholder signs the consent. A record date fixed under this Section may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 11. Meetings by Remote Communication. Unless otherwise provided in the Articles of Organization, if authorized by the board of directors, any annual or special meeting of shareholders need not be held at any place but may instead be held solely by means of remote communication, and subject to such guidelines and procedures as the board of directors may adopt, shareholders and proxyholders not physically present at a meeting of the shareholders may, by means of remote communications: (1) participate in a meeting of the shareholders; and (2) be deemed present in person and vote at a meeting of the shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 12. Form of Shareholder Action.

(a) Any vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the shareholder, proxy or agent or by a person authorized to act for the shareholder, proxy or agent; and (ii) the date on which such shareholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the Corporation if it has been sent to any address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the secretary or other officer or agent having custody of the records of proceedings of shareholders.

(b) Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder may be substituted or used in lieu of the original writing for any purpose for which the original writing could be used, but the copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 13. Shareholders List for Meeting.

(a) After fixing a record date for a shareholders’ meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder, but need not include an electronic mail address or other electronic contact information for any shareholder.

(b) The shareholders list shall be available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing through the meeting: (1) at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held; or (2) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. If the meeting is to be held solely by means of remote communication, the list shall be made available on an electronic network.

(c) A shareholder, his, her or its agent, or attorney is entitled on written demand to inspect and, subject to the requirements of Article VII of these Bylaws, to copy the list, during regular business hours and at his, her or its expense, during the period it is available for inspection.

(d) The Corporation shall make the shareholders list available at the meeting for inspection, and any shareholder or his, her or its agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

ARTICLE II

Directors

Section 1. Powers and Duties of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors, subject to any limitation set forth in the Articles of Organization or in an agreement authorized under § 7.32 of the Act.

Section 2. Enumeration and Qualifications. The board of directors shall consist of one (1) or more individuals, with the number specified in or fixed in accordance with the Articles of Organization or these Bylaws, but, unless otherwise provided in the Articles of Organization, if the Corporation has more than one (1) shareholder, the number of directors shall not be less than three (3), except that whenever there shall be only two (2) shareholders, the number of directors shall not be less than two (2). The number of directors shall be fixed by the shareholders at the annual meeting, and may be changed by the shareholders at any special meeting, by vote of the shareholders having the right to vote in the election of directors, or by vote of the directors. Directors need not be shareholders.

Section 3. Election. The directors shall be elected at the annual meeting of the shareholders by such shareholders as have the right to vote thereon. Except as hereinafter provided, the directors shall hold office until the next annual meeting of shareholders and until their respective successors are elected and qualified.

Section 4. Removal. Directors may be removed from office at any time with or without cause by the shareholders or for cause by vote of a majority of the directors then in office. A director may be removed by the shareholders or the directors only at a meeting called for the purpose of removing him or her, and the meeting notice must state that purpose, or one of the purposes, of the meeting is removal of the director.

Section 5. Resignation. Resignations by directors shall be given in writing to the board of directors, its chairman or the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 6. Vacancies. Any vacancy in the board of directors, however occurring, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, by the directors or, if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

ARTICLE III

Meetings of the Directors

Section 1. Regular Meetings. Regular meetings of the directors may be held at such times and places within or without the Commonwealth of Massachusetts as the directors may fix. An annual meeting of the directors shall be held in each year immediately after and at the place of the meeting at which the board is elected.

Section 2. Special Meetings. Special meetings of the directors may be held at such times and places within or without the Commonwealth of Massachusetts upon the call of the chairman of the board, if any, the president, any two directors or, if there is only one director, that director.

Section 3. Notice. No notice need be given for a regular or annual meeting of the directors. At least two (2) days’ notice shall be given for a special meeting and shall conform to the requirements of Article V. Notice of a meeting need not be given to any director, if a written waiver of notice, signed by him or her before or after the meeting, or in the form of electronic transmission by the director to the Corporation, is filed with the records of the meeting, or to any director who attends or participates in the meeting unless the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A notice or waiver of notice need not specify the purpose of any special meeting.

Section 4. Quorum. A majority of the directors then in office shall constitute a quorum (provided that such majority shall always include at least two of the directors which are affiliates of Madison Dearborn Capital Partners V-A, L.P., a Delaware limited partnership), but a smaller number may adjourn finally or from time to time without further notice until a quorum is secured.

Section 5. Action at Meeting. If a quorum is present when a vote is taken, except to the extent that a larger number is required by law, the Articles of Organization or these Bylaws, the affirmative vote of a majority of directors present is the act of the board of directors. A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is considered to have assented to the action taken unless: (1) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or transacting business at the meeting; (2) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 6. Action by Consent. Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the directors. The consent must be signed by each director or delivered to the Corporation by electronic transmission, to the address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the secretary. Action taken under this Section is effective when the last director signs or delivers the consent, unless the consent specifies a different effective date. Such consents shall be treated for all purposes as a vote at a meeting.

Section 7. Participation by Remote Communication. The board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is considered to be present in person at the meeting.

Section 8. Committees. The board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee may have one or more members, who serve at the pleasure of the board of directors. The creation of a committee and appointment of members to it must be approved by a majority of all the directors in office when the action is taken. Article V and Sections 3 through 7 of this Article shall apply to committees and their members. To the extent specified by the board of directors, each committee may exercise the authority of the board of directors, except such authority as by law, the Articles of Organization or these Bylaws may not be delegated to a committee.

ARTICLE IV

Officers

Section 1. Number and Qualification. The officers of the Corporation shall be a president, a treasurer, a secretary and such other officers as the directors may from time to time appoint. No officer need be a director. Two or more offices may be held by the same person. The Corporation shall have a registered agent appointed pursuant to the Act.

Section 2. Election. The directors at their annual meeting in each year shall elect a president, a treasurer and a secretary, and may at any time elect such other officers as they shall determine. The president, the treasurer and the secretary shall hold office until the next annual meeting of directors and until their respective successors are elected and qualified. Other officers shall serve at the pleasure of the directors.

Section 3. Chairman and President. The directors may appoint a chairman of the board who, unless otherwise determined by the directors, shall, when present, preside at all meetings of the directors and shall have such other powers and duties as customarily belong to the office of chairman of the board or as may be designated from time to time by the directors. The president shall be the chief executive officer of the Corporation unless the directors designate another officer, in which event he shall, unless the directors otherwise determine, be the chief operating officer. The chief executive officer shall, subject to the direction of the directors, have general supervision and control of the business of the Corporation. Except as provided above regarding the chairman and unless the directors specify otherwise, the chief executive officer shall preside at all meetings of shareholders and of the directors at which he is present. The president and chief executive officer shall perform such other duties and shall have such other powers as the directors may designate from time to time.

Section 4. Vice Presidents. The vice presidents, if any, shall have such powers and duties as may be designated from time to time by the directors and, unless otherwise determined by the directors, by the chief executive officer or the president.

Section 5. Treasurer. Except as the directors shall otherwise determine, the treasurer shall be the chief financial officer and chief accounting officer of the Corporation and shall have such other powers and duties as customarily belong to the office of treasurer or as may be designated from time to time by the directors, the chief executive officer or the president.

Section 6. Secretary. The secretary shall have responsibility for preparing minutes of the directors’ and shareholders’ meetings and for authenticating records of the Corporation. The secretary shall perform such other duties and shall have such other powers as the directors, the chief executive officer or the president may designate from time to time.

Section 7. Other Officers. Other officers shall have such powers as may from time to time be designated or authorized to be designated by the directors.

Section 8. Removal. Officers may be removed from their respective offices with or without cause by vote of the directors.

Section 9. Resignation. Resignations of officers shall be given in writing to the Corporation. If the resignation of an officer is made effective at a later date and the Corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor shall not take office until the effective date.

Section 10. Vacancies. Vacancies in any office may be filled by the directors.

ARTICLE V

Manner of Notice to Directors and Shareholders

Notices to directors and shareholders under these Bylaws shall conform to the following requirements:

(a) Notice shall be in writing unless oral notice is reasonable under the circumstances. Notice by electronic transmission is written notice.

(b) Notice may be communicated in person; by telephone, voice mail, telegraph, teletype, or other electronic means; by mail; by electronic transmission; or by messenger or delivery service. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication.

(c) Written notice, other than notice by electronic transmission, to a shareholder, if in a comprehensible form, is effective upon deposit in the United States mail, if mailed postpaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders. Except as provided in the foregoing sentence, written notice, other than notice by electronic transmission, if in a comprehensible form, is effective at the earliest of the following: (1) when received; (2) five days after its deposit in the United States mail, if mailed postpaid and correctly addressed; (3) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, or, if sent by messenger or delivery service, on the date shown on the return receipt signed by or on behalf of the addressee; or (4) on the date of publication if notice by publication is permitted.

(d) Written notice by electronic transmission to a shareholder, if in comprehensible form, is effective: (1) if by facsimile telecommunication, when directed to a number furnished by the shareholder for the purpose; (2) if by electronic mail, when directed to an electronic mail address furnished by the shareholder for the purpose; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, directed to an electronic mail address furnished by the shareholder for the purpose, upon the later of (i) such posting and (ii) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the shareholder in such manner as the shareholder shall have specified to the Corporation. An affidavit of the secretary or an assistant secretary of the Corporation, the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(e) Oral notice is effective when communicated if communicated in a comprehensible manner.

ARTICLE VI

Employment Contracts

The Corporation may enter into employment contracts authorized by the directors extending beyond the terms of the directors. An employment contract shall be valid despite any inconsistent provision of these Bylaws relating to terms of officers and removal of officers with or without cause but shall not affect the authority of the directors to remove officers. Any removal or failure to reelect an officer shall not affect the officer’s contract rights, if any.

ARTICLE VII

Corporate Records

Section 1. Records to be Kept.

(a) The Corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the Corporation. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

(b) The Corporation shall keep within the Commonwealth of Massachusetts at its principal office or an office of its transfer agent or of its secretary or assistant secretary or of its registered agent a copy of the records required by Section 16.01(e) of the Act.

Section 2. Inspection of Records by Shareholders. A shareholder is entitled to inspect and copy records of the Corporation to the extent, and subject to the limitations, provided in Part 16 of the Act.

Section 3. Inspection of Records by Directors. A director is entitled to inspect and copy the books, records and documents of the Corporation at any reasonable time to the extent reasonably related to the performance of the director’s duties as a director, including duties as a member of a committee, but not for any other purpose or in any manner that would violate any duty to the Corporation.

ARTICLE VIII

Issue of Authorized Shares

Any unissued shares from time to time authorized under the Articles of Organization may be issued by vote of the directors. The directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the directors shall determine that the consideration received or to be received for shares to be issued is adequate. The directors shall determine the terms upon which the rights, options, or warrants for the purchase of shares or other securities of the Corporation are issued and the terms, including the consideration, for which the shares or other securities are to be issued.

ARTICLE IX

Seal and Fiscal Year

The Corporation may have a seal in such form as the directors approve. Except as otherwise determined from time to time by resolution of the board of directors, the fiscal year of the corporation shall in each year end on the Saturday nearest to December 31.

ARTICLE X

Amendment of By-Laws

Section 1. The power to make, amend or repeal these Bylaws shall be in the shareholders. If authorized by the Articles of Organization, the board of directors may also make, amend or repeal these Bylaws in whole or in part, except with respect to any provision thereof which by virtue of an express provision in the Act, the Articles of Organization or these Bylaws, requires action by the shareholders.

Section 2. Not later than the time of giving notice of the meeting of the shareholders next following the making, amending or repealing by the board of directors of any Bylaw, notice stating the substance of the action taken by the board of directors shall be given to all shareholders entitled to vote on amending the Bylaws. Any action taken by the board of directors with respect to the Bylaws may be amended or repealed by the shareholders.

Section 3. Approval of an amendment to these Bylaws that changes or deletes a quorum or voting requirement for action by shareholders must satisfy both the applicable quorum and voting requirements for action by shareholders with respect to amendment of these Bylaws and also the particular quorum and voting requirements sought to be changed or deleted.

Section 4. If the board of directors is authorized to amend the Bylaws, approval by the board of directors of an amendment to these Bylaws that changes or deletes a quorum or voting requirement for action by the board of directors must satisfy both the applicable quorum and voting requirements for action by the board of directors with respect to amendment of these Bylaws, and also the particular quorum and voting requirements sought to be changed or deleted.